EXHIBIT 23.1

                          [LETTERHEAD OF GVILLI & CO.]




                        CONSENT OF INDEPENDENT AUDITORS



We hereby consent to the use in this Registration of Securities by a Small-Business Issuer (Form SB-2/A) of our report dated April 29, 2002 relating to the audited financial statements of Lapis Technologies, Inc. And Subsidiary as of December 31, 2001 and for the two years ended December 31, 2001 which appears in such Form SB-2/A. We also consent to the reference to us under the headings "Experts" in such Form SB-2/A.





/s/  Gvilli  &  Co.
Gvilli  &  Co.


Tel  Aviv,  Israel
February  9,  2003



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